Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CBRE GROUP, INC.

(Exact name of obligor as specified in its charter)

Delaware	94-3391143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of principal executive offices)	(Zip code)

CBRE SERVICES, INC.

(Exact name of obligor as specified in its charter)

Delaware	52-1616016
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

CB HoldCo, Inc.	Delaware	26-0468454	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE, Inc.	Delaware	95-2743174	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE Global Investors, Inc.	California	95-3242122	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CBRE Global Investors, LLC	Delaware	95-3695034	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CB/TCC Global Holdings Limited	England and Wales	98-0518702	St. Martin’s Court, 10 Paternoster Row London EC4M 7HP United Kingdom +44 (20) 7182-2000

CB/TCC Holdings LLC	Delaware	42-1718517	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CB/TCC, LLC	Delaware	26-0468617	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE Capital Markets, Inc.	Texas	74-1949382	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Capital Markets of Texas, LP	Texas	76-0590855	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Clarion CRA Holdings, Inc.	Delaware	58-2442753	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

CBRE Clarion REI Holding, Inc.	Delaware	58-2442755	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

CBRE Government Services, LLC	Delaware	80-0659792	750 9th Street Suite 900 Washington, District of Columbia 20001 (202)783-8200

CBRE Loan Services, Inc.	Delaware	80-0456541	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE-Profi Acquisition Corp.	Delaware	33-6764889	11150 Santa Monica Boulevard Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE Technical Services, LLC	Delaware	04-3507926	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE/LJM Mortgage Company, L.L.C.	Delaware	74-2900986	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

Insignia/ESG Capital Corporation	Delaware	51-0390846	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

TC Houston, Inc.	Delaware	75-2396198	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

TCCT Real Estate, Inc.	Delaware	75-2396196	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

TCDFW, Inc.	Delaware	75-2396199	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

The Polacheck Company, Inc.	Wisconsin	39-1159669	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

Trammell Crow Company	Delaware	75-2721454	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Trammell Crow Development & Investment, Inc.	Delaware	20-5973401	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Trammell Crow Services, Inc.	Delaware	75-2378868	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Debt Securities

CBRE Group, Inc., as Issuer

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 1st day of December, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Vice President

EXHIBIT 6

December 1, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,415
Interest-bearing balances		68,507
Securities:
Held-to-maturity securities		0
Available-for-sale securities		172,686
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		859
Securities purchased under agreements to resell		17,996
Loans and lease financing receivables:
Loans and leases held for sale		28,871
Loans and leases, net of unearned income	700,233
LESS: Allowance for loan and lease losses	16,825
Loans and leases, net of unearned income and allowance		683,408
Trading Assets		38,062
Premises and fixed assets (including capitalized leases)		8,098
Other real estate owned		4,769
Investments in unconsolidated subsidiaries and associated companies		518
Direct and indirect investments in real estate ventures		108
Intangible assets
Goodwill		21,171
Other intangible assets		23,005
Other assets		55,781

Total assets		$1,142,254

LIABILITIES
Deposits:
In domestic offices		$797,541
Noninterest-bearing	202,607
Interest-bearing	594,934
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,450
Noninterest-bearing	1,897
Interest-bearing	85,553
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,657
Securities sold under agreements to repurchase		12,477

Dollar Amounts In Millions
Trading liabilities	23,501
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	35,308
Subordinated notes and debentures	18,407
Other liabilities	37,319

Total liabilities	$1,017,660
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,254
Retained earnings	18,795
Accumulated other comprehensive income	4,823
Other equity capital components	0

Total bank equity capital	123,391
Noncontrolling (minority) interests in consolidated subsidiaries	1,203

Total equity capital	124,594

Total liabilities, and equity capital	$1,142,254

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Avid Modjtabai